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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-216449 on Form S-3 of our reports dated February 28, 2017, relating to the consolidated financial statements of Halcón Resources Corporation and Subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's reorganization under the bankruptcy code) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2016, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
April 4, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM